Exhibit 99.1

UDF Response to Misleading Anonymous Posts

On December 10, 2015, United Development Funding III, L.P. (“UDF III”) and United Development Funding IV (“UDF IV”, and together with UDF III, “we” or the “Companies”) and other affiliated funds (together with the Companies, “UDF”) were attacked by a hedge fund or funds. We believe that the hedge fund(s) built a significant short position in UDF IV with the intention of unlawfully manipulating the price of UDF IV shares (a type of securities trading scheme known as “short and distort”). UDF IV short activity reported by Nasdaq.com at November 30, 2015 was in excess of 4.1 million shares, up from approximately 59,000 shares on December 31, 2014. We have communicated our knowledge of the facts and circumstances to the Securities and Exchange Commission (“SEC”). We believe the hedge fund(s) intend to continue to disseminate misleading information. We will defend our funds aggressively.

Consistent with a short and distort scheme, the posts about UDF have appeared on Internet sites and contain misleading statements, speculation and rumors. The statements clearly demonstrate a lack of understanding of the residential development project life cycle, which typically involves multi-phase master planned communities and the related financing structures. Investors who wish to understand our business should review our registration statements and periodic SEC filings, which describe the business model for each fund.

The Companies have been cooperating since April 2014 with a non-public fact-finding investigation being conducted by the SEC. We have provided a broad range of information to the SEC, however, the SEC has not identified to us any specific issues that are the subject of its investigation. The SEC has informed the Companies that this investigation is not an indication that any violations of law have occurred or that the SEC has any negative opinion of any person, entity, or security. UDF has not been accused of any wrongdoing and we believe that the Companies have appropriate policies and procedures in place to ensure accurate financial reporting and compliance with all applicable rules and regulations. The SEC has requested that the details of its fact-finding process be kept confidential and we have followed the advice of our securities counsel with respect to communication with the SEC and disclosure with respect thereto.

The following discussion refutes the misleading statements made in the posts about UDF and addresses additional questions from our investors.

UDF IV Value of Loans and Book Value Per Share

We evaluate each loan and its underlying collateral or business purpose on a quarterly basis. For our secured loans, we prepare detailed cash flow analyses using assumptions such as the land purchase price, projected development costs and expected cash flows from land parcel sales and finished lot sales, many of which are based on executed lot sales contracts between our borrowers and homebuilders. This information is available to our auditors for the quarterly reviews and annual audits of our financial statements. We believe the balances on our balance sheet are properly presented. UDF IV’s shareholder equity at September 30, 2015 totaled $510.2 million, or $16.63 per share.

UDF IV Accrued Interest on Loans

Most of our loans allow for interest accrual, which causes the loan balance to increase. Some projects may start development right away, while others may have various entitlement processes to complete before development begins. The value of collateral securing our loans generally increases as projects gain entitlements and move through the development stages. In addition, many of the projects we finance are multi-phase projects that may extend for several years, with different phases moving into development at different times. Once a project generates cash flows, payments are first applied to accrued but unpaid interest and then to principal. Our underwriting considers the expected asset life and the associated financing costs. We recognize interest income and record accrued interest on the loans where full collectability is considered probable.

Management/Advisory Fee Calculation

Management/Advisory fees are assessed differently from fund to fund. UDF III’s general partner currently receives a promotional and carried interest. UDF IV’s management fee is based on UDF IV’s shareholders’ equity as defined in its advisory agreement, plus an incentive fee based on achievement of a performance hurdle. United Development Funding Income Fund V’s (“UDF V”) advisory fee is based on average invested assets. The management/advisory fees and the basis for the calculations are disclosed in each Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

UDF IV Provision for Loan Losses

UDF IV’s general reserve was approximately $6.8 million at September 30, 2015. The general reserve has not changed significantly in 2015 because the outstanding balance of the portfolio has been relatively static. UDF IV has not had any realized losses in its portfolio. UDF IV reviewed each matured loan and underlying collateral, and determined that its loan balances were either paid in full subsequent to the quarter end, or are fully supported by the related collateral as of September 30, 2015.

Credit Concentration

We are primarily an asset-based lender and as such, our loans are underwritten based on collateral value. By design, we concentrate our lending to seasoned and accomplished builders and developers. Our largest group of related borrowers represents one of the largest single-family developers in North Texas. This developer does business with many of the largest homebuilders in the Texas markets. Our transactions with this group are on arms-length terms, and our loan terms with this group are generally the same as loan terms with our other borrowers. Many of the projects we have financed have related borrowers. At September 30, 2015, UDF IV has invested 62% of its portfolio in 69 loans to its largest group of related borrowers. In addition, as of September 30, 2015, UDF IV is participating in 5 loans originated by its affiliates to the same group of related borrowers, representing an additional 5% of the outstanding balance of UDF IV’s loan portfolio. As of September 30, 2015, UDF III has invested 43% of its portfolio in 11 loans to its largest group of related borrowers. Each fund discloses its concentration of credit risk.

In the ordinary course of our business, as with other lenders, consistent with multi-phase residential development financing, the expected life of some projects is anticipated to exceed the original term of the loan. Because extensions are a normal part of our business, we generally do not charge an extension fee. When this occurs, as provided for in our business model, we evaluate the performance of the underlying collateral and determine whether to extend the maturity date of the loan. As of September 30, 2015, management has assessed all UDF IV matured loans and determined that collectability is probable. As of September 30, 2015, management has assessed all UDF III matured loans and of these 6 loans, full collectability is considered probable for 2 loans with an aggregate unpaid principal balance of approximately $109.6 million, full collectability is considered more likely than not, but not probable, for 3 loans with an aggregate unpaid principal balance of approximately $25.0 million, and 1 note receivable with an aggregate unpaid principal balance of approximately $5.3 million was deemed as probable that we will be unable to collect all amounts due. In addition to the 6 loans considered impaired due to the loans remaining outstanding beyond the contractual terms of the loan agreements, UDF III had one loan with an aggregate unpaid principal balance of approximately $11 million that was considered impaired due to the estimated value of the underlying collateral and as such, full collectability on this loan is considered more likely than not, but not probable, as of September 30, 2015.

Denton County Default on Third Party Loan

In the quarter ended June 30, 2015, a UDF IV borrower allowed a note to a senior lienholder to remain outstanding past maturity. The situation was quickly resolved in the quarter ended September 30, 2015, and the senior lender was paid in full.

Credit Risk

We primarily rely on the present value of future cash flows of the collateral securing a loan to determine the collectability of such loan. In addition, the principal of our largest group of related borrowers has access to capital through extensive business relationships with commercial lenders and other financing sources. We are not aware of any material conflicts of interest between our executives and our largest group of related borrowers or its principal.

Litigation

In the ordinary course of business, the Companies may become subject to, or may initiate, legal proceedings. We believe the following litigation matters are in the ordinary course of UDF’s business.

UDF IV has been named in an action involving a contract developer (plaintiff) and a UDF borrower (defendant) relating to their development agreement.  UDF IV does not have any contractual or other relationship with the plaintiff. UDF IV was served with the petition on November 10, 2015. UDF IV is not a party to the development agreement and believes the claims against it are without merit and baseless.

On November 30, 2015, UDF III filed an involuntary bankruptcy petition against a borrower that owns one specific development project in order to protect UDF III’s collateral position after an approximately $3 million senior lender posted the property for foreclosure.  The value of the project is significantly greater than the amount of debt owed to the senior lender. The involuntary bankruptcy filing by UDF III as a creditor was a strategic move to protect the value of the collateral for UDF III investors.

Single-Family Residential Development Life Cycle

The residential development projects we finance may be single-phase developments, but many are multi-phase master planned communities with multiple sources of cash flows such as land sales, refinancings, municipal reimbursements and the sale of finished lots. These projects may be entitled or working toward final entitlements (water, sewer, utilities, zoning, reimbursements, etc.) including master planned communities, which consist of large tracts of land that are developed in multiple phases over several years. Loan proceeds may be used to fund land acquisition, entitlement costs, engineering and design and site improvements, finished lot inventory, and municipal reimbursements. As a project proceeds through the entitlement and development processes, the value of the underlying collateral generally increases. In UDF IV, its loans to the largest group of related borrowers are secured primarily by finished lots, projects with ongoing development, projects in the entitlement, engineering and design phase of development, and municipal reimbursements and other forms of security.

The UDF Business Model

UDF has underwritten and funded the development of thousands of single-family lots and the construction of thousands of homes. Under the Allocation Policy Agreement, which has been filed with the SEC, each investment opportunity (an opportunity to purchase, originate or invest in a transaction) that qualifies for the investment criteria, yield requirements, cash flow expectations, investment horizon and risk tolerances of any two or more UDF funds, shall be allocated to the UDF fund with the highest cash available percentage, which is a ratio of cash available for investment over total equity invested for the qualifying UDF funds, as defined in the Allocation Policy Agreement. The refinancing of land acquisition or earlier development stage loans by later development stage loans is an ordinary course activity in the residential single family development life cycle. Lenders, including third party lenders or UDF, may invest in different loans relating to the same development project in the ordinary course of business. Secured lenders that have made loans to borrowers during earlier development stages of a project, which may be either third-party lenders or UDF, will receive payments from the borrower in return for a partial or full release of the collateral that is proceeding through the residential development life cycle. UDF capitalizes on the advantage of investing in projects previously underwritten and actively monitored by UDF as those projects move through the development stages. Investments in later development stages benefit from UDF’s earlier underwriting and portfolio monitoring activities.

UDF III Line of Credit

While negotiating a modification to its line of credit from a regional bank, UDF III requested an extension of a scheduled principal payment. The payment was made subsequent to September 30, 2015.

Recent Current Reports on Form 8-K

As noted in the Forms 8-K filed by each Company on November 24, 2015, we have had no disagreements with our auditors, and our prior audits did not include an adverse opinion, disclaimer of opinion or a qualified or modified opinion. Each Company is presently in discussions to engage a new independent registered public accounting firm for the fiscal year ending December 31, 2015.

Shahan Prairie Acquisition and Development Loans

Shahan Prairie illustrates the allocation of financing opportunities through the lifecycle of a single-family residential development, from land acquisition and development to the sale of finished lots to homebuilders.

Shahan Prairie consists of approximately 102 acres of land in Denton County that is being developed into 402 single-family detached lots. The offsite roads, water and sewer for this project are subject to a joint development agreement with an adjacent property. In 2004, United Development Funding, L.P. (“UDF I”) originated a loan to fund the land acquisition. At that time, the owners of Shahan Prairie and the owners of the adjacent property were working jointly on development agreements and contracts to bring offsite roads, water and sewer to both properties.

Upon completion of these agreements, the borrower sought additional financing to fund the commencement of the development in 2007. At this time, UDF I had completed its capital raising activities and its capital was fully invested. In accordance with the participation agreement between the UDF funds, UDF III originated a subordinated development loan in 2007 to the borrower to fund excavation on 211 of the 402 planned lots. UDF I was repaid by the borrower at this time and the UDF I collateral was released. Mass grading was completed and a plat for these 211 lots was prepared.

After this point, the adjacent property underwent several ownership changes over the next few years, which delayed the completion of the offsite improvements. The owner of Shahan Prairie continued to add value to the property by obtaining enhancements to the entitlements associated with the 102 acres.

Upon completion of the off-site improvements, the borrower sought financing for the completion of the development. At this time, UDF III had completed its capital raising activities and its capital was fully invested. In accordance with the allocation policy agreement between the UDF funds, UDF V provided a subordinated development loan in June 2015 to the borrower for the completion of 402 lots. As a result, the borrower repaid the UDF III loan and the UDF III lien was released.

All 402 lots in Shahan Prairie are currently under option contracts to two builders – a national homebuilder and a large regional homebuilder.

Conclusion

Our underlying business model is sound. The fundamentals of our business have not changed from the end of the September quarter to the date of the anonymous release of misleading information on December 10, 2015. We expect to incur additional audit fees as a result of changing auditors and we will incur additional legal fees as a result of these anonymous posts. Directors, management and/or executives have purchased UDF IV shares in the open market since the misleading posts were made, and they may continue to do so.

We were attacked by a hedge fund or funds. We believe that the hedge fund(s) built a significant short position in UDF IV with the intention of unlawfully manipulating the price of UDF IV shares. We believe the hedge fund(s) intend to continue to disseminate misleading information. We will defend our funds aggressively. Our focus is to protect investor value through preservation of our portfolios.

Cautionary Note Regarding Forward-Looking Statements

This document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this document that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management’s current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this document. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise. Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to: changes in general economic conditions, the real estate market and the credit market; increases in development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates; our borrowers’ inability to sell residential lots; potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows; economic fluctuations in Texas, where our investments are geographically concentrated; retention of our senior management team; changes in property taxes; legislative and regulatory changes, including changes to laws governing the taxation of REITs and limited partnerships; the availability of capital and financing; restrictive covenants in our credit facilities; and UDF IV and UDF V’s ability to qualify as a REIT.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Reports on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2015 and in subsequent filings with the U.S. Securities and Exchange Commission.